Exhibit 1.1

Execution Version

CANOPY GROWTH CORPORATION

US$200,000,000

EQUITY DISTRIBUTION AGREEMENT

February 28, 2025

BMO Capital Markets Corp.
3 Times Square
New York, New York, 10036

BMO Nesbitt Burns Inc.
First Canadian Place, 4th Floor
100 King Street West
Toronto, ON M5X 1H3

Ladies and Gentlemen:

Canopy Growth Corporation, a corporation incorporated under the federal laws of Canada (the “Corporation”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp. (the “U.S. Agent”) and BMO Nesbitt Burns Inc. (the “Canadian Agent”, and together with the U.S. Agent, the “Agents”) to issue and sell common shares of the Corporation (the “Shares”) upon and subject to the terms and conditions contained herein. Capitalized terms used herein have the meanings given to them in Section 24 hereof.

1.	Issuance and Sale of Shares

(a)	The Corporation agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, Shares having an aggregate sales price of up to US$200,000,000 (or the equivalent in Canadian currency) (the “Offering”). The Shares will be sold on the terms set forth herein at such times and in such amounts as the Corporation and the Agents shall agree from time to time. The issuance and sale of the Shares through the Agents will be effected pursuant to the Canadian Prospectus and the U.S. Prospectus, in each case, as applicable.

(b)	When determining the aggregate value of the Placement Shares sold, the Corporation will use the daily exchange rate posted by the Bank of Canada on the date the applicable Placement Shares were sold to determine the United States dollar equivalent of any Placement Shares which were sold for Canadian dollars.

2.	Placements

(a)	Placement Notice. Each time that the Corporation wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify the applicable Agent by telephone followed by e-mail notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters within which the Corporation desires to sell the Shares, which shall at a minimum include (i) the number of Shares to be sold under the applicable Placement pursuant to this Agreement (the “Placement Shares”), (ii) the time period during which sales of the Placement Shares are requested to be made, (iii) any limitation on the number of Placement Shares that may be sold in any one Trading Day, (iv) whether the Corporation desires the Placement Shares to be sold on a particular stock exchange, and (v) any minimum price below which sales of the Placement Shares may not be made, with a copy to the other Agent. The Placement Notice shall originate from any of the individuals (each, an “Authorized Representative”) from the Corporation set forth on Schedule 1 hereto, and shall be addressed to each of the respective individuals from the applicable Agent set forth on Schedule 1 hereto (after contacting such individuals by telephone), as such Schedule 1 may be amended from time to time by notice given in accordance with Section 14. The Placement Notice shall be effective upon delivery to the applicable Agent unless and until (A) the applicable Agent declines to accept the terms contained therein for any reason, in its sole discretion, in accordance with the notice requirements set forth in Section 4, (B) the entire amount of the Placement Shares specified in the Placement Notice have been sold and all such Shares have settled in accordance with the terms and conditions of this Agreement, (C) the Corporation suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4 or Section 13, as applicable, (D) the Corporation issues a subsequent Placement Notice with parameters superseding those on the earlier Placement Notice, or (E) this Agreement has been terminated in accordance with the provisions of Section 13. Notwithstanding the foregoing, the Corporation may not deliver a Placement Notice to an Agent if the Corporation has delivered a Placement Notice which remains in effect to another Agent, unless the Corporation has terminated the prior Placement Notice in accordance with the notice requirements set forth in Section 4.

(b)	Placement Fee. The amount of compensation to be paid by the Corporation to an Agent with respect to each Placement for which such Agent acted as sales Agent under this Agreement shall be equal to up to 3.0% of the gross proceeds from such Placement (the “Placement Fee”), which amount shall be paid in the same currency as the gross proceeds from the sale of the Placement Shares to which it pertains.

(c)	No Obligation. It is expressly acknowledged and agreed that neither the Corporation nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Corporation delivers a Placement Notice to the applicable Agent, which Placement Notice has not been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, and then only upon the terms specified therein and herein. It is also expressly acknowledged that the Agents will be under no obligation to purchase Placement Shares on a principal basis and any purchase by the Agents as principal will be subject to the prior approval of the TSX. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will prevail.

(d)	Limitations on Placements. Under no circumstances shall the Corporation deliver a Placement Notice if, after giving effect to the issuance of the Placement Shares requested to be issued under such Placement Notice, the aggregate sales price of the Placement Shares sold pursuant to this Agreement would exceed US$200,000,000 (or the equivalent in Canadian currency). Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 2(d) on the dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Corporation, and that the Agents shall have no obligation in connection with such compliance. The Corporation acknowledges and agrees that each Agent has informed the Corporation that the Agents may, to the extent permitted under the Securities Act, the Exchange Act (including, without limitation, Regulation M promulgated thereunder), Canadian Securities Laws, the rules of the TSX and Nasdaq and this Agreement, purchase and sell Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent and the Corporation, subject to the prior approval of the TSX.

3.	Sale of Placement Shares by the Agents

(a)	Subject to the terms and conditions of this Agreement, upon the Corporation’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on behalf of the Corporation and as agent, such Placement Shares up to the amount specified during the time period specified, and otherwise in accordance with the terms of such Placement Notice, subject to applicable federal, provincial, territorial and state laws, rules and regulations, and the rules of the TSX and Nasdaq. The applicable Agent will provide written confirmation (by email correspondence to an individual set forth on Schedule 1) to the Corporation no later than the opening of the Trading Day immediately following the Trading Day on which such Agent has made sales of Placement Shares hereunder setting forth (i) the number of Placement Shares sold on such day (showing the number of Placement Shares sold on the TSX, on any other “marketplace” (as such term is defined in NI 21-101) in Canada (a “Canadian Marketplace”), on Nasdaq, on any other “marketplace” in the United States (a “United States Marketplace”) and pursuant to any other sales method used by the Agents, including to or through a market maker), (ii) the price of the Placement Shares sold (showing the price of the Placement Shares sold on the TSX, a Canadian Marketplace, Nasdaq, a United States Marketplace and pursuant to any other sales method used by the Agents, including to or through a market maker), (iii) the aggregate gross proceeds of the Placement, (iv) the Placement Fee payable by the Corporation to the Agents with respect to such sales of Placement Shares (including the currency payable in respect thereof), and (v) the Net Proceeds payable to the Corporation. Subject to the terms and conditions of the Placement Notice, the Agents may sell Placement Shares by any method permitted by law that constitutes an “at-the-market distribution” under NI 44-102 including, without limitation, sales made directly on Nasdaq and the TSX, on any Canadian Marketplace or United States Marketplace, in block transactions, or by any other method permitted by law. The U.S. Agent covenants and agrees with the Corporation that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Placement Shares in Canada, and (ii) it shall not sell Placement Shares on the TSX or on any Canadian Marketplace. For the avoidance of doubt, the U.S. Agent is not acting as an underwriter of the Placement Shares in the Canadian Qualifying Jurisdictions and no action on the part of the U.S. Agent in its capacity as an Agent of the offering of the Placement Shares in the United States is intended to create any impression or support any conclusion that it is acting as an underwriter of the Placement Shares in the Canadian Qualifying Jurisdictions.

(b)	Each of the Agents hereby covenants and agrees that, during the time an Agent is the recipient of a Placement Notice pursuant to Section 2 hereof that has not been declined, suspended or terminated in accordance with the terms hereof, such Agent will prudently and actively monitor the market’s reaction to trades made on any “marketplace” pursuant to this Agreement in order to evaluate the likely market impact of future trades, and that, if such Agent has concerns as to whether a particular sale contemplated by a Placement Notice may have a significant effect on the market price of the Shares, the applicable Agent will immediately recommend to the Corporation against effecting the trade at that time or on the terms proposed. Notwithstanding the foregoing, the Corporation acknowledges and agrees that the Agents cannot provide complete assurances that any sale will not have a significant effect on the market price of the Shares.

(c)	The Agents covenant that the Agents will not (nor will any affiliate thereof or person or company acting jointly or in concert therewith), in connection with the distribution of Placement Shares in an “at-the-market distribution” (as defined in NI 44-102), enter into any transaction that is intended to stabilize or maintain the market price of the Placement Shares or the Shares, including selling an aggregate number or principal amount of Placement Shares that would result in creating an over-allocation position in the Shares.

(d)	Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Corporation acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) the Agents will incur no liability or obligation to the Corporation or any other person or entity if they do not sell Placement Shares for any reason other than a failure by the Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell, on behalf of the Corporation and as agent, such Placement Shares as provided under this Section 3.

4.	Suspension of Sales

(a)	The Corporation or the applicable Agent may, upon notice to the other party in writing, by telephone (confirmed immediately by e-mail) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares for which it has delivered or received, as applicable, a Placement Notice; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice of suspension. The Corporation and the Agents agree that no such notice shall be effective against any other party unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule 1 may be amended from time to time by notice given in accordance with Section 14.

(b)	Notwithstanding any other provision of this Agreement, during any period in which the Corporation is in possession of material non-public information with respect to the Corporation and its Subsidiaries or the Shares, the Corporation and the Agents (provided they have been given prior written notice of such by the Corporation, which notice the Agents agree to treat confidentially) agree that no sale of Placement Shares will take place. The Corporation and the Agents agree that no such notice shall be effective against any applicable Agents unless it is made in writing to the individuals named on Schedule 1 hereto, as such Schedule 1 may be amended from time to time by notice given in accordance with Section 14. Material non-public information includes, without limitation, any material fact or material change that has not been disclosed, and any information that constitutes “privileged information” within the meaning of the Securities Act (Québec).

5.	Settlement

(a)	Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day on the applicable stock exchange following the date on which the Placement Shares were sold or, if the Placement Shares are not sold on a stock exchange, on the first (1st) Trading Day (or, in either case, such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Corporation on a Settlement Date against the receipt of the Placement Shares sold will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for the Placement Fee for such sales payable by the Corporation to the applicable Agent pursuant to Section 2 hereof and expenses pursuant to Section 8(h) hereof (the “Net Proceeds”).

(b)	Delivery of Shares. On each Settlement Date, the Corporation will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the applicable Agent’s account or its designee’s account (provided that the applicable Agent shall have given the Corporation written notice of such designee at least one Trading Day prior to the Settlement Date) at CDS Clearing and Depository Services Inc. through its CDSX system for Placement Shares sold in Canada and at The Depository Trust Company through its Deposit Withdrawal at Custodian System for Placement Shares sold in the United States or by such other means of delivery as may be mutually agreed upon by the Corporation and the applicable Agent and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the applicable Agent will, on each Settlement Date, or such other date as agreed between the Agents and the Corporation in writing, deliver the related Net Proceeds in same day funds to an account designated by the Corporation prior to the Settlement Date. The Agents covenant and agree to copy or otherwise include the Corporation on all correspondence between the Agents and the Corporation’s transfer agent, in connection with or relating to the settlement (electronic or otherwise) of any sale of Placement Shares hereunder and further, shall be responsible for taking all actions required to be taken by it within the applicable time periods to ensure that all sales of Placement Shares hereunder are settled without default in accordance with existing industry practice for regular-way trading. If the Corporation defaults in its obligation to deliver Placement Shares on a Settlement Date, the Corporation agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11 hereof, it will (i) hold the Agents harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Corporation and (ii) pay to the Agents any Placement Fee, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that without limiting Section 11 hereof, with respect to (ii) above, the Corporation shall not be obligated to pay the Agents any Placement Fee, discount or other compensation on any Placement Shares that it is not possible to settle due to: (A) a suspension or material limitation in trading in securities generally on the TSX or Nasdaq; (B) a material disruption in securities settlement or clearance services in the United States or Canada; or (C) failure by an Agent to comply with its obligations under the terms of this Agreement.

6.	Registration Statement and Prospectuses

(a)	The Corporation has prepared and filed with the Canadian Qualifying Authorities in the Canadian Qualifying Jurisdictions the Canadian Preliminary Base Prospectus and has prepared and filed with the Canadian Qualifying Authorities in the Canadian Qualifying Jurisdictions the Canadian Base Prospectus in respect of an aggregate of up to US$500,000,000 in Shares, Exchangeable Shares, debt securities, subscription receipts, units and warrants of the Corporation (collectively, the “Shelf Securities”) in each case in accordance with Canadian Securities Laws. The Ontario Securities Commission (the “Reviewing Authority”) is the principal regulator of the Corporation under the passport system procedures provided for under Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions in respect of the Shelf Securities and the Offering. The Reviewing Authority has issued a receipt evidencing that a receipt has been issued on behalf of itself and the other Canadian Qualifying Authorities for the Canadian Base Prospectus (the “Receipt”). The term “Canadian Base Prospectus” means the (final) short form base shelf prospectus of the Corporation (in the English language) dated June 5, 2024 filed with the Canadian Qualifying Authorities, at the time the Reviewing Authority issued the Receipt with respect thereto in accordance with Canadian Securities Laws, including NI 44-101 and NI 44-102, and includes all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, including but not limited to, all Designated News Releases. As used herein, a “Designated News Release” means a news release disseminated by the Corporation in respect of previously undisclosed information that, in the Corporation’s determination, constitutes a “material fact” (as such term is defined in Canadian Securities Laws) and identified by the Corporation as a “designated news release” in writing on the face page of the version of such news release that is filed by the Corporation on SEDAR+ in compliance with Section 5.5 of the Companion Policy to NI 44-102. As used herein, “Canadian Prospectus Supplement” means the most recent prospectus supplement (in the English language) to the Canadian Base Prospectus relating to the Placement Shares, to be filed by the Corporation with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws. The Canadian Prospectus Supplement shall provide that any and all Designated News Releases shall be deemed to be incorporated by reference in the Canadian Base Prospectus.

(b)	The Corporation has also prepared and filed with the SEC, an automatic registration statement on Form S-3ASR, dated June 5, 2024 (File No. 333-279949) (the “Initial Registration Statement”), including a related U.S. base prospectus, dated June 5, 2024 (the “U.S. Base Prospectus”), covering the registration of the Shelf Securities under the Securities Act and the rules and regulations of the SEC thereunder (the “Rules and Regulations”), and such amendments to such Initial Registration Statement as may have been permitted or required to the date of this Agreement.

(c)	Any reference herein to the Registration Statement, the Base Prospectuses, the Prospectus Supplements or the Prospectuses or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectuses, the Prospectus Supplements or the Prospectuses shall be deemed to refer to and include the filing or furnishing of any document with or to the SEC or the Canadian Qualifying Authorities, as applicable, on or after the effective date of the Registration Statement or the date of the Base Prospectuses, the Prospectus Supplements or the Prospectuses, as the case may be, and deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Canadian Base Prospectus, the Canadian Prospectus Supplement and the Canadian Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with any Canadian Qualifying Jurisdiction on SEDAR+ and all references to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement and the U.S. Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the SEC on EDGAR.

(d)	All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement and the U.S. Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement or the U.S. Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement or the U.S. Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, and which is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement or the U.S. Prospectus, as the case may be. All references in this Agreement to financial statements and other information which is “described,” “contained,” “included” or “stated” in the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Prospectus, as the case may be.

7.	Representations and Warranties of the Corporation

The Corporation represents and warrants to, and agrees with, the Agents that:

(a)	Prospectuses and Registration Statement.

(i)	The Corporation is qualified in accordance with the provisions of NI 44-101 and NI 44-102 to file a short form base shelf prospectus in each of the Canadian Qualifying Jurisdictions and the entering into of this Agreement will not cause the Receipt to cease to be effective. Any amendment or supplement to the Registration Statement or the Prospectuses required by this Agreement will be so prepared and filed by the Corporation and, as applicable, the Corporation will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceeding for that purpose has been instituted or, to the knowledge of the Corporation, threatened by the SEC, and any request on the part of the SEC for additional or supplemental information has been complied with. No order preventing or suspending the use of the Base Prospectuses, the Prospectus Supplements, the Prospectuses or any Issuer Free Writing Prospectus has been issued by the SEC or any Canadian Qualifying Authority. The Canadian Prospectus, at the time of filing thereof with the Canadian Qualifying Authorities, complied in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with Canadian Securities Laws. The Canadian Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time and Settlement Date, if any, will not contain a misrepresentation, as defined under Canadian Securities Laws. The Canadian Prospectus, as amended or supplemented, as of its date, did and, as of each Applicable Time and Settlement Date, if any, will contain full, true and plain disclosure of all material facts relating to the Placement Shares and to the Corporation. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Canadian Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Corporation in writing by or on behalf of the Agents expressly for use therein, it being understood and agreed that the only information furnished by any Agent consists of the information described as such in Section 11(a) hereof.

(ii)	At the time of filing the Initial Registration Statement, the Corporation met the requirements to file an automatic registration statement on Form S-3ASR, and as of the date hereof, the Corporation remains permitted to use the Initial Registration Statement for the offering and sale of the Placement Shares and other Shelf Securities. The Registration Statement including any amendments thereto, remains effective, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated or threatened by the SEC, and any request on the part of the SEC for additional or supplemental information has been complied with.

(iii)	The Corporation shall file with the SEC a U.S. Prospectus Supplement relating to the Placement Shares in accordance with Rule 424(b) promptly after the execution of this Agreement (but in any event in the time period prescribed by Rule 424(b)). As filed, the U.S. Prospectus shall contain all information required by the Securities Act, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agents prior to the execution of this Agreement or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Agents (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule) (the “Prospectus Delivery Period”), meets, or will meet, the requirements for a continuous or delayed offering set forth in Rule 415(a)(1)(x) under the Securities Act.

(iv)	The Corporation was at the time of initial filing of the Registration Statement and has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405), a “well-known seasoned issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Corporation has not received from the SEC any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Corporation has not otherwise ceased to be eligible to use the automatic shelf registration statement form. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(v)	The Corporation has delivered to each of the Agents one complete copy of each of the Canadian Base Prospectus and the Registration Statement and a copy of each consent of experts filed as a part thereof, and conformed copies of the Canadian Base Prospectus, the Registration Statement (without exhibits) and the Prospectuses, as amended or supplemented, at such places as the Agents have reasonably requested (provided that the Corporation shall not be required to deliver any such document if such document is accessible from SEDAR+ or EDGAR).

(b)	No Misstatement or Omission. The Registration Statement, at the Execution Time, on each Effective Date, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and Settlement Date, if any, and the U.S. Prospectus, on the date of filing thereof with the SEC and at each Applicable Time and Settlement Date, conformed, or will conform in all material respects, with the applicable requirements of the Rules and Regulations, and the Registration Statement, when it became effective and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Prospectus, on the date of filing thereof with the SEC, and the U.S. Prospectus and the applicable Issuer Free Writing Prospectus, if any, issued at or prior to such Applicable Time, taken together (collectively, and with respect to any Placement Shares, together with the applicable sale price of such Placement Shares, the “Disclosure Package”) and at each Applicable Time and Settlement Date, if any, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document based upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Agent specifically for inclusion therein, it being understood and agreed that the only information furnished by the Agents consist of the information described as such in Section 11(a) hereof.

(c)	Incorporation and Good Standing of Corporation. The Corporation has been duly incorporated and is validly existing and is in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now carried on and presently proposed to be conducted as is or will be described in the Registration Statement, the Prospectuses and the Disclosure Package and to carry out the transactions contemplated by this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required.

(d)	Title. The material subsidiaries of the Corporation as of February 28, 2025 are set out in Exhibit D and are directly or indirectly owned by the Corporation in the percentages set out therein (each, a “Material Subsidiary”, and collectively, the “Material Subsidiaries”). Other than the Material Subsidiaries, neither the Corporation nor any Material Subsidiary has, directly or indirectly, any interest (whether equity, debt or otherwise) in any entity other than: (i) immaterial subsidiaries of the Corporation as of February 28, 2025, which are set out in Exhibit E and which are directly or indirectly owned by the Corporation in the percentages set out therein (the “Immaterial Subsidiaries”); (ii) the Related Entity; and (iii) the Investment Entities. Each of the Subsidiaries and, to the knowledge of the Corporation, the Related Entity and the Investment Entities, is a corporation, company or limited partnership organized and existing under the laws of the jurisdiction of its incorporation or formation, is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation or formation and has the requisite power and capacity to own, lease and operate its properties and assets and to conduct its business as now carried on by it, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or licensing of property or the conduct of business, except where the failure to be so would not have a Material Adverse Effect. The term “Material Adverse Effect” means an effect, change, event or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on: (A) the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Corporation and its Subsidiaries, taken as a whole, or (B) the ability of the Corporation to consummate the transactions contemplated herein. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s share capital, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary, as the case may be. All of the issued and outstanding shares or other equity interests in the capital of each Subsidiary and, to the extent such equity interests are owned by the Corporation or a Subsidiary, of each Investment Entity, have been duly authorized and validly issued, are fully paid and non-assessable and are directly or indirectly beneficially owned by the Corporation, free and clear of any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets (each, a “Lien”, and together, the “Liens”) except such as are described in the Registration Statement, the Prospectuses and the Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such shares or other equity interests, and none of the outstanding shares or other equity interests of any Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any shares or equity interest of any Material Subsidiary or Investment Entity. No act or proceeding has been taken by or against the Material Subsidiaries or, to the knowledge of the Corporation, the Investment Entities, in connection with their liquidation, winding-up or bankruptcy.

(e)	Licences. Each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Investment Entities has all requisite power, capacity and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licences, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, Canadian, U.S. or foreign, including without limitation, those administered by Health Canada and any successor thereof (“Health Canada”) or any other governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals, commercial registers or dispute settlement panels or other law, rule or regulation-making organizations or entities (“Governmental Authorities”) in Canada or any other country performing functions similar to those performed by Health Canada (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted or, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, proposed to be conducted, in each case as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, and each such Consent is valid, existing, in good standing and in full force and effect, except in each case as would not have, individually or in the aggregate, any Material Adverse Effect. Neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, the Related Entity or any Investment Entity, has received notice of any investigation or proceedings which, if decided adversely to the Corporation, any such Subsidiary, Related Entity or Investment Entity, as the case may be, could reasonably be expected to result in a Material Adverse Effect. The Corporation, each Subsidiary, and, to the knowledge of the Corporation, the Related Entity and each Investment Entity, have been and are in compliance with the terms and conditions of all such Consents, except where the failure to so comply would not, individually or in the aggregate, have any Material Adverse Effect.

(f)	Compliance with Applicable Laws. Each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Related Entity, has conducted and is conducting its business and activities in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on such business and activities. To the knowledge of the Corporation, each of the Investment Entities has conducted and is conducting its business and activities in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on such business and activities except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package. Neither the Corporation nor any Subsidiary, nor to the knowledge of the Corporation, the Related Entity or any Investment Entity, has received any notice of any alleged violation of any laws, rules or regulations.

(g)	No Defaults. None of the Corporation or the Subsidiaries is in default of any term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the properties or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which constitutes a default by it in respect of any commitment, agreement, document or other instrument to which the Corporation or any Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder, except with respect to all of the foregoing such as would not, individually or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, have a Material Adverse Effect.

(h)	Enforceability of Agreement. The Corporation has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to the exceptions as to enforceability as are contained in the opinion of Cassels Brock & Blackwell LLP referred to in Section 8(o) hereof.

(i)	No Consents Required. Except as shall have been made or obtained on or before each Applicable Time and Settlement Date, if any, each of which is, or shall be, in full force and effect (on a conditional basis, in the case of the consent of the TSX), no consent, approval, authorization, registration or qualification of any court, governmental agency or body, regulatory authority or contractual party is required for the execution, delivery and performance of this Agreement, the distribution of the Placement Shares or the consummation of the transactions contemplated herein.

(j)	Due Authorization. The Corporation has the necessary corporate power and authority to execute and deliver the Registration Statement and the Canadian Prospectus and, if applicable, will have the necessary corporate power and authority to execute and deliver any amendment to the Registration Statement or the Canadian Prospectus prior to the filing thereof, and all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of the Registration Statement, the Canadian Prospectus and the filing thereof, as the case may be, in each of the Canadian Qualifying Jurisdictions under Canadian Securities Laws or with the SEC under the Securities Act, as applicable.

(k)	No Material Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectuses and the Disclosure Package, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, (i) the Corporation has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its share capital, (ii) there has not been any material change in the share capital or long-term or short-term debt of the Corporation, any Subsidiary or the Related Entity, (iii) neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, the Related Entity has sustained any loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding except where the loss or interference would not, result in a Material Adverse Effect, and (iv) there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Corporation, the Subsidiaries and the Related Entity, taken as a whole. Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement, the Prospectuses and the Disclosure Package, neither the Corporation nor any Subsidiary nor the Related Entity has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Corporation, the Subsidiaries and the Related Entity, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Prospectuses and the Disclosure Package.

(l)	Financial Information. The consolidated financial statements of the Corporation and its consolidated subsidiaries, included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package (the “Corporation Financial Information”), together with the related schedules and notes, (i) present fairly, in all material respects, the financial position of the Corporation and its consolidated subsidiaries, as at the date specified in such Corporation Financial Information; (ii) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, (iii) comply with the requirements of Canadian Securities Laws and U.S. Securities Laws, subject to any duly obtained waiver therefrom, and (iv) do not contain any misrepresentation (within the meaning of Canadian Securities Laws). No other financial statements or supporting schedules are required to be included, or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package by Canadian Securities Laws, the Securities Act or the Exchange Act. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, including the selected consolidated financial data set forth under the caption “Consolidated Capitalization” in the Canadian Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, and the Prospectuses, and with the books and records of the Corporation.

(m)	Non-GAAP Measures. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC and under Canadian Securities Laws) comply in all material respects with Regulation G under the Exchange Act, paragraph (e) of Item 10 of Regulation S-K under the Securities Act, and Canadian Securities Laws, in each case to the extent applicable.

(n)	No Undisclosed Liabilities. Neither the Corporation nor the Subsidiaries have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Corporation Financial Information and in the Registration Statement, the Prospectuses and the Disclosure Package.

(o)	Material Interests. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, none of the directors, officers or employees of the Corporation, the Subsidiaries or, to the knowledge of the Corporation, the Related Entity or the Investment Entities or any other person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation or any Subsidiary.

(p)	Operational Restrictions. None of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity is a party to, bound by or affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the Corporation, a Subsidiary or the Related Entity to compete in any line of business, transfer or move any of its respective assets or operations or could reasonably be expected to have a Material Adverse Effect. The operations of Canopy USA are limited by the Second Amended and Restated Protection Agreement by and among the Corporation and Canopy USA.

(q)	Legal Proceedings. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding, investigation or other litigation or arbitration, Canadian, United States or foreign, including any proceeding before Health Canada or any other Governmental Authority in Canada or any other country performing functions similar to those performed by Health Canada, in progress or pending to which the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity or any Investment Entity, are a party or of which any of their respective property, operations or assets is the subject which, individually or in the aggregate, if determined adversely to the Corporation, any Subsidiary, the Related Entity or any Investment Entity, as the case may be, would reasonably be expected to have a Material Adverse Effect, nor are there any matters under discussion outside of the ordinary course of business with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, and to the knowledge of the Corporation there are no facts or circumstances that would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package; to the Corporation’s knowledge, no such proceeding, investigation, litigation or arbitration is threatened or contemplated except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package; and the defense of all such proceedings, investigations, litigation and arbitrations against or involving the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity or any Investment Entity would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectuses, and the Disclosure Package, none of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity or any Investment Entity, or any director or officer thereof, is or has been the subject of any judicial, regulatory, arbitral or other legal or governmental proceeding, investigation or other litigation or arbitration involving a claim of violation of or liability under federal, provincial, territorial or state securities laws or a claim of breach of fiduciary duty.

(r)	Labor Relations. Each of the Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity, is in compliance, in all material respects, with the provisions of all applicable federal, provincial, territorial, state, local and other laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. No labor disturbance by the employees of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity exists or, to the knowledge of the Corporation, is imminent and the Corporation is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s or the Related Entity’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), would have a Material Adverse Effect. No union has been accredited or otherwise designated to represent any employees of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation, any Subsidiary or the Related Entity, and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s, any Subsidiary’s or the Related Entity’s facilities and none is currently being negotiated by the Corporation, any Subsidiary or the Related Entity.

(s)	Third-Party Relationships. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, no existing supplier, distributor, service provider, manufacturer or contractor of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity has indicated that it intends to terminate its relationship with the Corporation, such Subsidiary or the Related Entity or that it will alter or be unable to meet the Corporation’s, such Subsidiary’s or the Related Entity’s supply, distribution, service, manufacturing or contracting requirements.

(t)	Pre-Emptive Rights. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the distribution of the Placement Shares is not subject to the pre-emptive rights of any shareholder of the Corporation.

(u)	Translation Relief. The Corporation has received the French Translation Exemption in respect of the Canadian Base Prospectus and the Canadian Prospectus Supplement, and such relief remains in full force and effect without amendment.

(v)	No Violation. The execution and delivery of this Agreement, the compliance by the Corporation with the provisions of this Agreement or the consummation of the transactions contemplated herein or contemplated by, or described in, the Registration Statement, the Prospectuses and the Disclosure Package, including, without limitation, the distribution of the Placement Shares by the Corporation for the consideration and upon the terms and conditions as set out herein, do not or will not:

(i)	result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, (a) any term or provision of the articles, by-laws or resolutions of the Corporation, (b) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or to which any of them or any of the properties or assets currently owned by them are subject, except as such would not have a Material Adverse Effect, or (c) any judgment, decree, order, statute, rule or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any Subsidiary or any of the properties or assets currently owned by them; or

(ii)	except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which any of them or any of the properties or assets currently owned is bound, except such as would not have a Material Adverse Effect.

Neither the Corporation nor any Subsidiary nor, to the Corporation’s knowledge, the Related Entity or any Investment Entity (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Corporation, any Subsidiary or the Related Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, Canadian, U.S. or foreign, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package and except (in the case of clauses (ii) and (iii) above) in any such case for violations or defaults that would not (individually or in the aggregate) have a Material Adverse Effect.

(w)	Compliance with Anti-Corruption Laws. None of the Corporation, any Subsidiary, any director or officer thereof acting on behalf of the Corporation or any Subsidiary or, to the knowledge of the Corporation, any agent, employee, affiliate or other person acting on behalf of the Corporation or any Subsidiary, or, to the knowledge of the Corporation, the Related Entity, any Investment Entity, any director or officer thereof or any agent, employee, affiliate or other person acting on behalf of the Related Entity or any Investment Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), the Criminal Code (Canada) or any other applicable anti-corruption laws, rules, or regulation of Canada or any other jurisdiction in which the Corporation, any Subsidiary, the Related Entity, any Investment Entity conducts business, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” or “foreign public official” (as such terms are defined in the FCPA and CFPOA, as applicable) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA, or to any Canadian public official in contravention of the Criminal Code and the Corporation, the Subsidiaries, and to the knowledge of the Corporation, the Related Entity, have conducted their businesses in compliance with the FCPA, CFPOA, and the Criminal Code (Canada) and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)	Compliance with Anti-Money Laundering Laws. None of the Corporation, any Subsidiary, any director or officer thereof acting on behalf of the Corporation or any Subsidiary or, to the knowledge of the Corporation, any agent, employee, affiliate or other person acting on behalf of the Corporation or any Subsidiary, nor, to the knowledge of the Corporation, the Related Entity, any Investment Entity any director or officer thereof or any agent, employee, affiliate or other person acting on behalf of the Related Entity or any Investment Entity, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The operations of the Corporation, each Subsidiary and, to the knowledge of the Corporation, the Related Entity or any Investment Entity, are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), with the Criminal Code (Canada), and with the money laundering statutes of all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity or any Investment Entity, with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(y)	Compliance with Sanctions Laws.

(i)	Neither the Corporation nor any Subsidiary nor the Related Entity nor any director or officer thereof nor, to the Corporation’s knowledge, any employee, agent, affiliate, representative or other person acting on behalf of the Corporation, any Subsidiary or the Related Entity nor, to the knowledge of the Corporation, any director or officer thereof nor any employee, agent, affiliate, representative or other person acting on behalf of the Related Entity, is an individual or entity (“Specified Person”) that is, or is 50% or more owned or controlled by a Specified Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, Global Affairs Canada or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive economic Sanctions including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria, the Crimea Region and the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Territory”).

(ii)	The Corporation will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (i) to fund or facilitate any unauthorized activities or business of or with any person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any Sanctioned Territory; or (ii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)	For the past five years, the Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity and the Investment Entities, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions in violation of applicable Sanctions.

(z)	Corporation Activities. Neither the Corporation nor any of its Subsidiaries nor any director, officer, employee or any agent or other person acting on behalf of the Corporation or any Subsidiary has cultivated, produced, processed, imported or distributed any cannabis or cannabinoid product or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving the purchase or sale of cannabis or cannabinoid product by the Corporation or any of its Subsidiaries in or to any jurisdiction (including the United States of America, its territories and possessions, any state of the United States and the District of Columbia) where such activity is illegal. The Corporation and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Corporation and its Subsidiaries do not carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in compliance with applicable laws.

(aa)	Criminal Laws. Neither the Corporation nor any of its Subsidiaries has violated, and does not reasonably expect it will violate, U.S. federal or state criminal laws, including, without limitation, the Federal Cannabis Laws, the Racketeering Influenced and Corrupt Practices Act, the Travel Act or any anti-money laundering statute. No action, suit or proceeding by or before any U.S. court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to U.S. federal or state criminal laws is pending or, to the Corporation’s knowledge, threatened.

(bb)	U.S. Cannabis Compliance. As of the date hereof, the Corporation’s interest in the Investment Entities is structured (the “Canopy USA Structure”) such that the Corporation holds non-voting, non-participating securities in the Investment Entities on the terms and conditions as described in the Registration Statement, the Prospectuses and the Disclosure Package, and in connection therewith, the Corporation does not, directly or indirectly, exercise control or direction over any of the Investment Entities or their respective subsidiaries, and under the terms of the Canopy USA Structure, the Investment Entities are prohibited from paying any dividends or making any other distribution on share capital to the Corporation and its Subsidiaries. None of the Nasdaq, TSX, SEC, OSC or any other Governmental Authority, as of the date hereof, has raised any objections with respect to the Canopy USA Structure that have not been adequately remedied. As of the date hereof, the Corporation has completed the deconsolidation of the Investment Entities under U.S. GAAP in accordance with the terms of the Canopy USA Structure; and the Corporation and its Subsidiaries, and, to the knowledge of the Corporation, the Investment Entities, have conducted their operations in compliance with the terms and conditions of the Canopy USA Structure. The Corporation and its Subsidiaries are not considered a U.S. Marijuana Issuer (as defined in the Canadian Securities Administrators Staff Notice 51-352 – Issuers with U.S. Marijuana-Related Activities (the “Staff Notice”)) nor does the Corporation have material ancillary involvement in the U.S. cannabis industry in accordance with the Staff Notice.

(cc)	Financial and Disclosure Controls. The Corporation and each of its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectuses or the Disclosure Package, the Corporation’s “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act and Canadian Securities Laws) are effective and the Corporation and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package there has been no change in the Corporation’s internal control over financial reporting that would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Corporation and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act and Canadian Securities Laws) that have been designed to ensure that material information relating to the Corporation and its Subsidiaries is made known to the Corporation’s principal executive officer and principal financial officer. Except as disclosed in the Registration Statement, the Prospectuses or the Disclosure Package, such disclosure controls and procedures of the Corporation and the Subsidiaries were effective as at December 31, 2024.

(dd)	Tax Returns. Except as has been disclosed in each of the Registration Statement, the Prospectuses and the Disclosure Package: (i) each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Related Entity has, on a timely basis, accurately prepared and filed all U.S., Canadian and foreign tax returns that are required to be filed by it and has paid or made provision for the payment of all applicable taxes, assessments, governmental or other similar charges with respect to the periods covered by such tax returns, except to the extent that the failure to do any of the foregoing would not be expected to have a Material Adverse Effect; (ii) each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Related Entity has paid all sales and use taxes and all taxes which the Corporation, any Subsidiary or the Related Entity is obligated to withhold from amounts owing to employees, creditors and third parties, except in any such case as would not have a Material Adverse Effect; (iii) the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing or alleged to be accrued or accruing, thereon with respect to itself or any Subsidiary which have not otherwise been provided for by the Corporation, except to the extent that any such deficiency, interest or penalty would not be expected to have a Material Adverse Effect; (iv) there are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province, territory or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Corporation or sale by the Corporation of the Placement Shares; and (v) no stamp duty, registration or documentary taxes, duties or similar charges are payable under Canadian or U.S. federal laws or the laws of any state, province, territory or any political subdivision thereof in connection with the creation, issuance, sale and delivery to the Agents of the Placement Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Placement Shares by an Agent to U.S. residents. The accruals and reserves on the books and records of the Corporation and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements of the Corporation, the Corporation and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of their business, except to the extent that any such liability would not be expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any U.S., Canadian or other taxing authority, outstanding against the assets, properties or business of the Corporation or any Subsidiary, except to the extent that any such tax lien would not be expected to have a Material Adverse Effect.

(ee)	Accurate Disclosures. The statements set forth in the Canadian Base Prospectus under the captions “Description of Securities”, “The Corporation” and “Risk Factors”; in the U.S. Base Prospectus under the captions “Description of Capital Shares”, “The Company”, “Risk Factors” and “Enforceability of Civil Liabilities”; in the Corporation’s most recently filed Annual Report on Form 10-K under the caption “Item 1. Business” (as updated by the Corporation’s most recently filed Quarterly Report on Form 10-Q, if applicable); in the U.S. Prospectus Supplement under the captions “Certain Canadian Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”; in the Canadian Prospectus Supplement under the captions “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”; and in the Registration Statement under “Part II – Item 15. Indemnification of Directors and Officers”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Prospectuses or the Disclosure Package, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings. This Agreement conforms in all material respects to the description thereof in the Prospectuses.

(ff)	Significant Acquisitions or Dispositions. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, no acquisition or disposition has been completed by the Corporation during its three most recent fiscal years or since the beginning of the Corporation’s current fiscal year that would be a significant acquisition or disposition for the purposes of Canadian Securities Laws, the Securities Act or the Rules and Regulations or that would require the financial statement and/or pro forma disclosure in respect of the acquired business in the Registration Statement, the Prospectuses and the Disclosure Package, and no proposed acquisition by the Corporation has progressed to a state where a reasonable person would believe that the likelihood of the Corporation completing the acquisition is high or would be considered “probable” (within the meaning of Regulation S-X under the Securities Act) and that: (i) if completed by the Corporation at the date of the Prospectuses, would be a significant acquisition for the purposes of Canadian Securities Laws, the Securities Act or the Rules and Regulations or (ii) would require the financial statement disclosure in respect of the acquired business in the Registration Statement, the Prospectuses and the Disclosure Package.

(gg)	Capitalization. The Corporation is authorized to issue an unlimited number of Shares and an unlimited number of Exchangeable Shares. All of the issued and outstanding Shares and Exchangeable Shares are fully paid and non-assessable and have been duly and validly authorized and issued, in material compliance with all applicable Canadian, United States and other securities laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Corporation any Shares, Exchangeable Shares or other security of the Corporation or any security convertible into, or exercisable or exchangeable for, Shares, Exchangeable Shares or any other such security (any “Relevant Security”), except for such rights as (i) may have been fully satisfied or waived prior to the date hereof, or (ii) are disclosed in the Registration Statement, the Prospectuses and the Disclosure Package. The form of the certificates for the Shares and the Exchangeable Shares have been approved by the board of directors of the Corporation and adopted by the Corporation and comply with all applicable legal and stock exchange requirements and do not conflict with the Corporation’s constating documents. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby. No person has the right to act as an underwriter or as a financial advisor to the Corporation in connection with the offer and sale of the Placement Shares hereunder, as a result of the sale of the Placement Shares as contemplated hereby or otherwise. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, there are no shareholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation, its Subsidiaries or the Related Entity, the nomination of directors to the board of the Corporation or the operations or affairs of the Corporation, its Subsidiaries or the Related Entity. For purposes of this Section 7(gg), in the case of the Related Entity, any disclosure in the Registration Statement, the Prospectuses and the Disclosure Package to the effect that the Related Entity is a joint venture or a partnership with another person shall be considered to constitute disclosure that there is or will be a shareholders’ agreement, voting agreement, investors’ rights agreement or other agreement which does affect or will affect the voting or control of securities of the Related Entity or the operations or affairs of the Related Entity.

(hh)	Description of Shares. The Shares conform and will conform to all statements relating thereto contained in the Registration Statement, the Prospectuses and the Disclosure Package and such description conforms to the rights set forth in the instruments defining the same.

(ii)	The Placement Shares. The Corporation has full power and authority (corporate or otherwise) to issue the Placement Shares and to perform its obligations hereunder. When issued in accordance with this Agreement, and upon receipt of payment for the Placement Shares, the Placement Shares will have been duly and validly created and issued as fully paid and non-assessable.

(jj)	No Undisclosed Relationships. Neither the Corporation nor any Subsidiary nor the Related Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Agents, (ii) intends to use any of the proceeds from the sale of the Placement Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Agents, (iii) except as disclosed in the Canadian Prospectus Supplement, has any other relationship with any of the Agents that would require disclosure in the Canadian Prospectus pursuant to NI 33-105, or (iv) has been involved in any related party transactions or off-balance sheet transactions or any other non-arm’s length transactions involving the Corporation or its Subsidiaries that are required to be disclosed under NI 33-105 or the rules and regulations of FINRA, that have not been described in the Registration Statement, the Prospectuses or the Disclosure Package or to be filed as exhibits thereto which have not been so filed as required.

(kk)	Public Filings. There are no reports or information that in accordance with the requirements of Canadian Securities Laws must be made publicly available in connection with the Offering that have not been made publicly available as required; there are no documents required to be filed as of the date hereof with the Canadian Qualifying Authorities in connection with the Offering that have not been filed as required; and the Corporation has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis. There are no contracts or other documents that are required by the Securities Act to be described in the U.S. Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act to be filed as exhibits to a document incorporated by reference into the U.S. Prospectus, that have not been so described in the U.S. Prospectus or filed as exhibits to the Registration Statement or such incorporated document.

(ll)	No Brokerage or Finder’s Fees. Other than the Agents, there is no person acting or, to the knowledge of the Corporation, purporting to act at the request of the Corporation, who is entitled to any brokerage, finder’s fees or other like payment in connection with the transactions contemplated herein or, to the Corporation’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Corporation or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Agents’ compensation as determined by FINRA.

(mm)	No Rulings Against Directors or Officers. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, to the knowledge of the Corporation, none of the directors or officers of the Corporation are now, or have been in the ten (10) years prior to the date hereof, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(nn)	Transactions at Arm’s Length. Neither the Corporation nor any of the Subsidiaries owes any amount to, nor has the Corporation or any of the Subsidiaries made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any person not dealing at “arm’s-length” (within the meaning of such term for purposes of the Income Tax Act (Canada)) with any of them, except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation or any of the Subsidiaries. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, and usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Corporation nor any of the Subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other person not dealing at arm’s-length with the Corporation and the Subsidiaries.

(oo)	Compliance with Sarbanes-Oxley Act. The Corporation and its Subsidiaries are in compliance in all material respects with the applicable provisions of Sarbanes-Oxley.

(pp)	No Orders. No securities commission or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation and no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened, and the Corporation is not in material default of any requirement of Canadian Securities Laws, the Securities Act or the Exchange Act.

(qq)	Listing on TSX and Nasdaq. The issued and outstanding Shares are listed and posted for trading on the TSX and Nasdaq, and the Corporation reasonably believes that it is in compliance with the current listing requirements of the TSX and Nasdaq; and the Placement Shares will be listed and posted for trading on the TSX and Nasdaq as of each Applicable Time. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Corporation has not, in the 12 months preceding the date the first Placement Notice is given hereunder, received notice from the TSX or Nasdaq to the effect that the Corporation is not in compliance with the listing or maintenance requirements of each such stock exchange. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Corporation has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(rr)	Canadian Reporting Issuer; SEC Registration. The Corporation is a “reporting issuer” or the equivalent thereof in each of the Canadian Qualifying Jurisdictions where such concept exists, is not on the list of defaulting reporting issuers maintained by the Canadian Qualifying Authorities in each such Canadian Qualifying Jurisdiction that maintains such a list and its securities are not the subject of a general cease trade order by any of the Canadian Qualifying Authorities. The Corporation is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the SEC; the Shares are registered with the SEC under Section 12(b) of the Exchange Act, and the Registration Statement is not the subject of a stop order by the SEC.

(ss)	Transfer Agents and Registrar. Odyssey Trust Company at its principal offices in Calgary, Alberta, is the duly appointed registrar and transfer agent of the Corporation in Canada and the United States with respect to the Shares and the Exchangeable Shares.

(tt)	Investment Company Act. The Corporation is not and, solely after giving effect to the Offering and the application of the Net Proceeds as described in the Registration Statement, the Prospectuses and the Disclosure Package, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(uu)	Independent Accountants. PKF O’Connor Davies, LLP, the current independent registered public accounting firm for the Corporation, is independent with respect to the Corporation within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and is an independent registered public accounting firm with respect to the Corporation within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States), and is registered with the Canadian Public Accountability Board. KPMG LLP, the former independent registered public accounting firm for the Corporation, was at all applicable times independent with respect to the Corporation within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and was at all applicable times an independent registered public accounting firm with respect to the Corporation within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). There has not been any reportable event (within the meaning of NI 51-102) between the Corporation and its auditors.

(vv)	No Stabilization. The Corporation has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws, the Exchange Act or otherwise, stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Placement Shares.

(ww)	Purchases by the Agents. The Corporation acknowledges and agrees that the Agents have informed the Corporation that the Agents may, but are not required to, to the extent permitted under the Securities Act, the Exchange Act, Canadian Securities Laws, the rules of the TSX and Nasdaq and this Agreement, purchase and sell Shares for the Agents’ own accounts and for the accounts of their clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(xx)	Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all respects with the requirements of the Securities Act on the date of first use, and the Corporation has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectuses, including any document incorporated by reference therein that has not been superseded or modified. The Corporation has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Corporation has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(yy)	Compliance with Regulatory Laws. Except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Corporation, the Subsidiaries and their respective directors, officers and employees acting on behalf of the Corporation or any Subsidiary: (A) is and at all times has been in compliance with all applicable federal, provincial, state, municipal, local, or foreign statutes, rules, regulations, ordinances, orders, decrees and guidances including, without limitation, the Food and Drugs Act R.S.C. 1985, c. F-27, the Cannabis Act, and the Controlled Drugs and Substances Act S.C. 1996, c. 19; (B) has not received any correspondence, inspection report, notice of adverse finding, warning letter or other notice from any Governmental Authority alleging or asserting material non-compliance with any applicable laws or any licences, certificates, approvals, consents, clearances, registrations, qualifications, authorizations, permits and supplements or amendments thereto required by any such applicable laws (collectively, “Authorizations”); (C) possesses all Authorizations required for the conduct of its business, and such Authorizations are valid and in full force and effect, and the Corporation, the Subsidiaries and all directors, officers and employees of each acting on behalf of the Corporation or any Subsidiary are not in violation of any term of any such Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, inspection, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Corporation, the Subsidiaries or any of their directors, officers and/or employees acting on behalf of the Corporation or any Subsidiary is in violation of any applicable laws or Authorizations and, except as disclosed in the Registration Statement and the Prospectuses, has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; (E) has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke any material Authorizations and, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds to take such action; (F) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, renewals, records, claims, submissions and supplements or amendments as required by any applicable laws or Authorizations and to keep its Authorizations that are described or referred to in the Registration Statement, the Prospectuses and the Disclosure Package in good standing and that all such reports, documents, forms, notices, applications, renewals, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to the alleged safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Corporation, there is no basis for any such notice or action.

(zz)	Insurance. Each of the Corporation and the Subsidiaries maintain insurance in such amounts and covering such risks as the entity reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, including, but not limited to, in the case of the Corporation and the Subsidiaries, directors and officers insurance coverage in such amounts as are prudent and customary in the businesses in which the Corporation and the Subsidiaries are engaged, all of which insurance is in full force and effect. There are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Corporation has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(aaa)	Owned Premises. All real property owned by the Corporation or the Subsidiaries is 100% legally and beneficially owned by the Corporation or a Subsidiary, and the Corporation or the applicable Subsidiary holds valid, subsisting and enforceable title documents and such title documents permit the Corporation and such Subsidiary to carry on the business thereon as currently conducted.

(bbb)	Leased Premises. The Corporation and its Subsidiaries have the exclusive right to occupy and use all real property that is leased by the Corporation or a Subsidiary and each of the corresponding leases is valid, subsisting and enforceable and in good standing and in full force and effect with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Corporation and the Subsidiaries. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Corporation nor any Subsidiary is in default or breach of any real property lease, and neither the Corporation nor any Subsidiary has received any notice or other communication from the owner or manager of any real property leased by the Corporation or any Subsidiary that the Corporation or such Subsidiary is not in compliance with any real property lease, and to the knowledge of the Corporation, no such notice or other communication is pending or has been threatened.

(ccc)	PFIC. The Corporation was not classified as a “passive foreign investment company” (a “PFIC”) for United States federal income tax purposes within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently-completed taxable year.

(ddd)	Intellectual Property. (i) Each of the Corporation and its Subsidiaries owns all rights in or has obtained valid and enforceable licences or other rights to use, the systems, recipes, know how (including trade secrets and other proprietary or confidential information), trade-marks (both registered and unregistered), trade names, patents, patent applications, inventions, copyrights and any other intellectual property (collectively, “Intellectual Property”) described in the Registration Statement, the Prospectuses and the Disclosure Package as being owned or licensed by the Corporation or which are used or necessary for the conduct of the Corporation’s business as currently carried on and presently proposed to be carried on, free and clear of any Lien, except such as are described in the Registration Statement, the Prospectuses and the Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such Intellectual Property or materially interfere with the use made or proposed to be made of such Intellectual Property by the Corporation and the Subsidiaries, or other adverse claim or interest of any kind or nature affecting the assets of the Corporation; (ii) to the knowledge of the Corporation, except where any infringement would not, individually or in the aggregate, have any Material Adverse Effect, there is no infringement, violation or misappropriation by third parties of any Intellectual Property owned, licensed or commercialized by the Corporation; (iii) there is no action, suit, proceeding, claim, or allegation pending or, to the knowledge of the Corporation, threatened by others challenging the Corporation’s rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned, licensed or commercialized by the Corporation or its Subsidiaries, or alleging that the Corporation or its Subsidiaries have infringed, violated or misappropriated Intellectual Property rights of a third party, and the Corporation is unaware of any other fact which could form a reasonable basis for any such action, suit, proceeding, claim or allegation, in each case, except as would not, individually or in the aggregate, have any Material Adverse Effect; and (iv) to the Corporation’s knowledge, all trade secrets and other confidential proprietary information forming part of or in relation to the Intellectual Property being owned or licensed by the Corporation or any Subsidiary is and remains confidential to the Corporation or such Subsidiary, as the case may be.

(eee)	IT Systems. The Corporation’s, its Subsidiaries’ and, to the knowledge of the Corporation, the Related Entity’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Corporation, the Subsidiaries and the Related Entity as currently conducted, to the knowledge of the Corporation, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants and the Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity have valid, enforceable and sufficient rights to use all such IT systems. The Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or Governmental Authority, nor any incidents under internal review or investigations relating to the same. The Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, applicable industry standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (“Privacy Requirements”), except for any such noncompliance that would not have a Material Adverse Effect. There is no action, suit, proceeding, claim, or allegation pending or, to the knowledge of the Corporation, threatened by any third party with respect to any actual or alleged breach of Personal Data, unauthorized processing, or other misuse of any Personal Data or with respect to any violation of any applicable Privacy Requirement, and the Corporation is unaware of any other fact which could form a reasonable basis for any such action, suit, proceeding, claim or allegation.

(fff)	Properties and Leases. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, (i) each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Related Entity owns or leases all such properties as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the Prospectuses and the Disclosure Package; (ii) each of the Corporation, the Subsidiaries and, to the knowledge of the Corporation, the Related Entity has good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Registration Statement, the Prospectuses and the Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Corporation, the Subsidiaries and the Related Entity; and (iii) neither the Corporation nor any Subsidiary has received any notice or other communication of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Corporation, any Subsidiary or the Related Entity, except as would not have a Material Adverse Effect. Except for the sale of inventory in the ordinary course of business and as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, no person has any contract or any right or privilege capable of becoming a right to purchase any property from the Corporation or any Subsidiary.

(ggg)	Facilities. The Corporation’s, the Subsidiaries’ and, to the knowledge of the Corporation, the Related Entity’s and the Investment Entities’ facilities and product research and development activities are and have been in compliance in all respects with applicable good practices, processes, standards and procedures as required by Health Canada and any other Governmental Authority, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(hhh)	Environmental Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity (or, to the knowledge of the Corporation, any other entity for whose acts or omissions the Corporation is or may be liable) upon any property now or previously owned, operated, used or leased by the Corporation, any Subsidiary or the Related Entity, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the knowledge of the Corporation, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. No property of the Corporation, any Subsidiary or, to the knowledge of the Corporation, the Related Entity is subject to any Lien under any Environmental Law. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, the Related Entity is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), would have a Material Adverse Effect. The Corporation, its Subsidiaries and, to the knowledge of the Corporation, the Related Entity have all permits, authorizations and approvals required under all applicable Environmental Laws and are each in compliance with their requirements.

(iii)	Changes in Law. To the knowledge of the Corporation, there is no pending or contemplated change to any law, regulation or position of a Governmental Authority that would have a Material Adverse Effect.

(jjj)	Corporate Records. The minute books and corporate records of the Corporation and its Material Subsidiaries are true, complete, and correct in all material respects.

(kkk)	Foreign Private Issuer Status. The Corporation is not, and upon completion of the transactions contemplated herein, and assuming the anticipated use of the Net Proceeds thereof as described in the Registration Statement, the Prospectuses and the Disclosure Package, will not be, a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act.

(lll)	Forward-Looking Information and Third-Party Data. The Corporation has a reasonable basis for disclosing all forward-looking information (as defined in NI 51-102) or forward-looking information (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectuses and the Disclosure Package. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectuses and the Disclosure Package are based on or derived from sources which the Corporation reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Corporation has obtained the consent to the use of such data or information from such sources to the extent required.

(mmm)	Incentive Plans. Each stock option granted under the Corporation’s stock option plan or other security based compensation plan of the Corporation (each, a “Stock Plan”) was granted with an exercise price no less than the fair market value per Share on the grant date of such option, determined in accordance with the rules of the TSX, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Corporation and (iii) has been or will be properly accounted for in the Corporation’s financial statements and has been or will be disclosed, to the extent required, in the Corporation’s filings or submissions with the SEC and the Canadian Qualifying Authorities.

(nnn)	Security Clearance. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package or for security clearances which have been applied for and are in process with Health Canada, each director, executive officer, and other personnel of the Corporation or the Subsidiaries that is required to hold a security clearance under the Cannabis Act and related regulations holds such security clearance and to the knowledge of the Corporation, there are no circumstances that would affect or prevent them from obtaining, or which would lead to the suspension, revocation or cancellation of, such security clearances.

(ooo)	XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(ppp)	No Reliance. The Corporation has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(qqq)	Continuous Offering Agreements. Except for this Agreement, the Corporation is not party to any other equity distribution or sales agency agreement or other similar arrangement with any other agent or any other representative in respect of any “at the market offering” or other continuous equity offering transaction.

(rrr)	Corporation Certificates. Any certificate signed by a director or an officer of the Corporation and delivered to an Agent or to counsel for such Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Corporation to such Agent as to the matters set forth therein.

(sss)	Canadian Shelf Procedures. The Corporation will, following the execution of this Agreement, promptly issue and file a news release that (i) states that the Corporation has entered into this Agreement and has filed or will file the Prospectus Supplements, and (ii) specifies where and how a purchaser of Placement Shares hereunder may obtain a copy of this Agreement and the Prospectuses.

The Corporation acknowledges that each Agent and, for purposes of opinions that may be delivered by them, counsel to the Corporation and to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

8.	Covenants of the Corporation

The Corporation covenants and agrees with the Agents that:

(a)	Prospectus and Registration Statement Amendments. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein, (i) the Corporation will notify the Agents promptly of the time when any amendment or replacement to the Canadian Base Prospectus or the Registration Statement has been filed, as applicable, with any Canadian Qualifying Authority or the SEC and has become effective or where a receipt has been issued therefor, as applicable, or any subsequent supplement or replacement to the U.S. Prospectus or the Canadian Prospectus has been filed (each, an “Amendment Date”) and of any request by the SEC or any Canadian Qualifying Authority for any amendment, supplement or replacement to the Registration Statement or the Prospectuses or for additional information; (ii) the Corporation will file promptly all other material required to be filed by it with the SEC pursuant to Rule 433(d) of the Securities Act and with the Canadian Qualifying Authorities in connection with the Offering; (iii) the Corporation will submit to the Agents a copy of any amendment, supplement or replacement to the Registration Statement or the Prospectuses (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectuses) within a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing and to perform any due diligence investigations as may reasonably be required prior to such proposed filing; and (iv) the Corporation will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses (provided that the Corporation shall not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectuses if such documents are accessible from SEDAR+ or EDGAR) and the Corporation will cause (A) each amendment or supplement to the U.S. Prospectus to be filed with the SEC within the time period prescribed by the Securities Act and the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the SEC as required pursuant to the Exchange Act, within the time period prescribed and (B) each amendment, supplement or replacement to the Canadian Prospectus to be filed with the Canadian Qualifying Authorities as required pursuant to the Canadian Shelf Procedures or, in the case of any document to be incorporated therein by reference, to be filed with the Canadian Qualifying Authorities as required pursuant to Canadian Securities Laws, within the time period prescribed.

(b)	Notice of Cease Trade or Stop Orders. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation will advise the Agents, promptly after it receives notice thereof, of the issuance by the SEC or the Canadian Qualifying Authorities of any stop order, cease trade order or of any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, of any notice of objection of the SEC to the use of the form of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Shares for offering or sale in the United States or the Canadian Qualifying Jurisdictions, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC or the Canadian Qualifying Authorities for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information relating to the Shares. If there is a Placement Notice that has been issued by the Corporation that has not been suspended or terminated in accordance with Section 4 or Section 13 of this Agreement, the Corporation will use its commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, a notice of objection of the SEC to the form of the Registration Statement or any post-effective amendment thereto, the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order, cease trade order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Corporation will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible. If there is no such outstanding Placement Notice, then, if, in the Corporation’s determination and at the Corporation’s sole discretion, it is necessary to prevent the issuance of any stop order or cease trade order or have a stop order or cease trade order lifted, the Corporation will use its commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, a notice of objection of the SEC to the form of the Registration Statement or any post-effective amendment thereto, the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order, cease trade order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Corporation will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.

(c)	Delivery of Prospectus; Subsequent Changes. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder or the termination of this Agreement in accordance with the terms and conditions contained herein, within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act) or Canadian Securities Laws, the Corporation will comply in all material respects with such applicable requirements imposed upon it by the Securities Act and by Canadian Securities Laws, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act or with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, as appropriate. If during such period any event occurs as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectuses to comply with the Securities Act or Canadian Securities Laws, the Corporation will immediately notify the Agents to suspend the offering of Placement Shares during such period and, if, in the Corporation’s determination and at the Corporation’s sole discretion, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectuses to comply with the Securities Act, the Rules and Regulations or Canadian Securities Laws, the Corporation will promptly prepare and, after complying with Section 8(a)(iii) hereof, file with the Canadian Qualifying Authorities and the SEC such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Corporation will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. The Corporation shall in good faith discuss with the Agents any change in a fact or circumstance (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice need be given to the Agents pursuant to this Section 8(c).

(d)	Delivery of Registration Statement and Prospectuses. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation will furnish to the Agents and their counsel (at the expense of the Corporation) copies of the Registration Statement, the Prospectuses (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectuses that are filed with the SEC or Canadian Qualifying Authorities during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the SEC during such period that are deemed to be incorporated by reference therein) or the Canadian Qualifying Authorities (including all documents filed with the Canadian Qualifying Authorities during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request; provided, however, the Corporation shall not be required to furnish any documents to the Agents that are available on SEDAR+ or EDGAR.

(e)	Corporation Information. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfil their obligations as agent pursuant to this Agreement, the Securities Act and Canadian Securities Laws.

(f)	Earnings Statement. The Corporation will make generally available to its shareholders as soon as practicable, but in any event, not later than 15 months after the end of the Corporation’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g)	Material Non-public Information. Subject to such further limitations on offers and sales of Placement Shares or delivery of instructions to offer and sell Placement Shares as are set forth herein and as may be mutually agreed upon by the Corporation and the Agents, the Corporation shall not request the sale of any Placement Shares that would be sold, and no Agent shall be obligated to sell, (i) any time during the period commencing on the tenth Business Day prior to the time the Corporation shall issue a press release and/or file a Current Report on Form 8-K containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Corporation files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (ii) during any other period in which the Corporation is in possession of material non-public information regarding the Corporation and the Subsidiaries, taken as a whole, or the Shares.

(h)	Expenses. The Corporation, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with Section 13, will pay all expenses relating to the following matters: (i) the preparation and filing of the Registration Statement and each amendment or supplement thereto, each of the Prospectuses and each amendment and supplement thereto and each Issuer Free Writing Prospectus, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) all fees and disbursements of the Corporation’s counsel, accountants and other advisors, (iv) reimbursement for the reasonable and documented fees, disbursements and expenses of counsel to the Agents in connection with this Agreement, the Registration Statement and the Prospectuses and the reasonable and documented fees, disbursements and expenses of counsel to the Agents for their ongoing services in connection with the transactions contemplated hereunder, up to a maximum of US$200,000 plus applicable taxes, (v) the qualification of the Placement Shares under securities law, including filing fees in connection therewith, (vi) the printing and delivery to the Agents of copies of the Prospectuses and any amendments or supplements thereto, and of this Agreement, (vii) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the TSX and Nasdaq, and (viii) the filing fees and expenses related to the SEC, the Canadian Qualifying Authorities and FINRA. All fees and expenses are to be paid in the currency in which such fees and expenses were incurred.

(i)	Use of Proceeds. The Corporation will use the Net Proceeds as described in the Prospectuses. The Corporation will not use the Net Proceeds in any manner that may violate Federal Cannabis Laws.

(j)	Change of Circumstances. During the term of this Agreement, the Corporation will, at any time during a fiscal quarter in which the Corporation has or intends to deliver a Placement Notice to the Agents to sell Placement Shares, advise the Agents promptly after it has received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any applicable opinion, certificate, letter or other document provided or to be provided to the Agents pursuant to this Agreement.

(k)	Due Diligence Cooperation. After the date of this Agreement and until the completion of the latest of the sales of all of the Placement Shares contemplated hereunder or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation will cooperate with any due diligence review conducted by the Agents or their agents during periods in which the Offering is being utilized, including, without limitation, providing information and making available documents and senior corporate officers, as the Agents or their counsel may reasonably request; provided, however, that the Corporation shall be required to make available senior corporate officers only (i) by telephone or at the Corporation’s principal offices and (ii) during the Corporation’s ordinary business hours.

(l)	Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any suspension of sales under Section 4), and at each Applicable Time, each Settlement Date and each Amendment Date, as applicable, the Corporation shall be deemed to have affirmed each representation and warranty contained in this Agreement.

(m)	Required Filings Relating to Placement of Placement Shares. In each quarterly report (including on Form 10-Q), management’s discussion and analysis, annual information form or annual financial statements/annual report on Form 10-K filed by the Corporation in respect of any period in which sales of Placement Shares were made by the Agents under this Agreement, the Corporation shall set forth with regard to such period (i) the number and average price of Placement Shares sold through the Agents under this Agreement, (ii) the aggregate gross and Net Proceeds received by the Corporation and (iii) the aggregate compensation paid or payable by the Corporation to the Agents with respect to sales of Placement Shares pursuant to this Agreement during such annual or quarterly period, as applicable. For so long as the Shares are listed on the TSX, the Corporation will provide the TSX with all information it requires with respect to the Offering within the timelines prescribed by the TSX.

(n)	Representation Dates; Certificate. As of the date of this Agreement and each time, during the term of this Agreement, that the Corporation (i) files the Prospectuses or a U.S. Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectuses relating to the Placement Shares by means of a post-effective amendment or supplement but not by means of incorporation of document(s) into the Registration Statement or the Prospectuses relating to the Placement Shares by reference; (ii) files or amends an annual report on Form 10-K; (iii) files, furnishes or amends interim financial statements on Form 8-K or Form 10-Q; or (iv) at any other time reasonably requested by the Agents (each date of filing of one or more of the documents referred to in clauses (i) through (iii) and any time of request pursuant to (iv) above shall be a “Representation Date”), the Corporation shall furnish the Agents with a certificate, in the form attached hereto as Exhibit A within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Corporation delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Corporation files its annual report on Form 10-K. Notwithstanding the foregoing, if the Corporation subsequently decides to sell Placement Shares following a Representation Date when the Corporation relied on such waiver and did not provide the Agents with a certificate under this Section 8(n), then before the Corporation delivers the Placement Notice or the Agents sell any Placement Shares, the Corporation shall provide the Agents with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(o)	Legal Opinions. Upon execution of this Agreement and (x) within three (3) Trading Days of each Representation Date with respect to which the Corporation is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable and (y) concurrently with the delivery of a certificate pursuant to the last sentence of Section 8(n), the Corporation will furnish or cause to be furnished to the Agents and to counsel to the Agents, (i) the written opinion of Cassels Brock & Blackwell LLP (Toronto, Ontario), and other local counsel as required, such opinions to be substantially similar to the form attached hereto as Exhibit B, and (ii) the written opinion and negative assurance letter of Paul Hastings LLP (New York, New York), in form and substance reasonably satisfactory to the Agents, each dated the date that the opinion or letter, as applicable, is required to be delivered, or, in lieu of such opinions or letter, as applicable, counsel last furnishing such opinion or letter, as applicable to the Agents may furnish the Agents with a letter to the effect that the Agents may rely on such last opinion or letter, as applicable, to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion or letter, as applicable, shall be deemed to relate to the Registration Statement and the Prospectuses as amended and supplemented to the time of delivery of such letter authorizing reliance).

(p)	Auditor Comfort Letters. Upon execution of this Agreement and (x) within three (3) Trading Days of each Representation Date with respect to which the Corporation is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable and (y) concurrently with the delivery of a certificate pursuant to the last sentence of Section 8(n), the Corporation shall cause each of PKF O’Connor Davies, LLP and KPMG LLP, the Corporation’s current and former auditors, respectively, to furnish to the Agents a letter (each, an “Auditor Comfort Letter”) addressed to the Agents dated the date such Auditor Comfort Letter is delivered, in form and substance satisfactory to the Agents, acting reasonably, (A) relating to the verification of certain of the financial information and statistical and accounting data relating to the Corporation and its Subsidiaries, as applicable, contained in the Registration Statement and the Prospectuses or the documents incorporated by reference therein, which Auditor Comfort Letters shall be based on a review having a cut-off date not more than two Business Days prior to the date of such letter, (B) stating that such auditors were at the time of their report independent public accountants within the meaning of the Securities Act, the Rules and Regulations, and Canadian Securities Laws and the rules and regulations thereunder, and that in their opinion the portion of the audited financial statements of the Corporation incorporated by reference in the Registration Statement and the Prospectuses and audited by such auditors comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Canadian Securities Laws and the related regulations adopted by the SEC and the Canadian Qualifying Authorities (the first such letter in each case, the “Initial Auditor Comfort Letter”) and (C) if applicable, updating the Initial Auditor Comfort Letter with any information which would have been included in the Initial Auditor Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectuses, as amended and supplemented to the date of such letter.

(q)	Chief Financial Officer Certificate. Upon execution of this Agreement and (i) within three (3) Trading Days of each Representation Date with respect to which the Corporation is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, and (ii) concurrently with the delivery of a certificate pursuant to the last sentence of Section 8(n), the Corporation will furnish the Agents a certificate of the Chief Financial Officer of the Corporation in the form attached hereto as Exhibit C with respect to certain financial information in the Registration Statement and the Prospectuses, as amended and supplemented to the date of such certificate (the “CFO Certificate”).

(r)	Market Activities. During the term of this Agreement, the Corporation will not, directly or indirectly, (i) take any action designed to or that would constitute, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Placement Shares or (ii) bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(s)	Investment Company Act. During the term of this Agreement, the Corporation will conduct its affairs in such a manner so as to reasonably ensure that, prior to the termination of this Agreement, it will not be or become an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(t)	No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance by the Corporation and the Agents in each of their capacities as principal or agent hereunder, neither the Agents nor the Corporation (including its agents and representatives, other than the Agents in each of their capacities as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed by it with the SEC, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(u)	Consent to the Agents’ Trading. To the extent permitted under the Securities Act, the Exchange Act, Canadian Securities Laws, the rules of the TSX and Nasdaq and under this Agreement, the Corporation consents to the Agents trading in the Shares of the Corporation: (i) for the account of their other clients at the same time as sales of Placement Shares occur pursuant to this Agreement; and (ii) for the Agents’ own accounts, provided that no such purchase or sale shall take place by an Agent while such Agent has received a Placement Notice that remains in effect, unless the Corporation has expressly authorized or consented in writing to any such trades by such Agent except that such Agent may engage in trading that is permitted by §619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Volcker Rule).

(v)	Actively-Traded Security. After the date of this Agreement and until the completion of the sales of all of the Placement Shares contemplated hereunder or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation shall notify the Agents immediately by an email addressed to each of the respective individuals from each of the Agents set forth on Schedule 1 hereto if the Shares cease to qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and the sales shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(w)	Corporation Activities. After the date of this Agreement and until the latest of the completion of all of the sales of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein: (i) neither the Corporation nor any of its Subsidiaries nor any director, officer, employee, agent or other person acting on behalf of the Corporation or any Subsidiary will cultivate, produce, process, import, sell or distribute any cannabis or cannabinoid product or otherwise engage in any direct or indirect dealings or transactions, in each case, involving the purchase or sale of cannabis or cannabinoid product by the Corporation or any of its Subsidiaries in or to the United States of America, its territories and possessions, any state of the United States or the District of Columbia or any other jurisdiction unless such activity is in compliance with all federal, state and provincial or territorial laws applicable to such activity; and (ii) the Corporation will conduct its business and affairs in compliance with the terms and conditions of the Canopy USA Structure and in such a manner so as to reasonably ensure that the Corporation and the Subsidiaries will remain in compliance with Federal Cannabis Laws. The Corporation will notify the Agents promptly if the Corporation, any Subsidiary or any director, officer, employee, agent or other person acting on behalf of the Corporation or any Subsidiary has received notice of any investigation or proceedings related to the matters set forth in this Section 8(w).

(x)	Investment Entities’ Activities. After the date of this Agreement and until the latest of the completion of the sales of all of the Placement Shares contemplated hereunder, the end of the Prospectus Delivery Period or the termination of this Agreement in accordance with the terms and conditions contained herein, the Corporation will take all necessary actions to maintain compliance with the applicable TSX and Nasdaq policies, rules and regulations with respect to the cannabis sector and the Investment Entities, including, without limitation, conducting the business and affairs of the Corporation and its Subsidiaries in accordance with the terms and conditions of the Canopy USA Structure. The Corporation will notify the Agents promptly if it has received notice of any investigation or proceedings related to the matters set forth in this Section 8(x). Notwithstanding anything to the contrary set forth in this Section 8(x), the Corporation shall have no obligation to the Agents under the terms of this Agreement to sell, transfer or dispose of the Corporation’s non-participating, non-voting interests in the Investment Entities.

(y)	Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Corporation shall provide the Agents notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible or exercisable into or exchangeable for Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Shares, options or other rights to purchase or otherwise acquire Shares, or Shares issuable upon the exercise of options or other equity awards, in each case granted pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement, whether now in effect or hereafter implemented, (ii) issuance of securities in connection with an acquisition, merger or sale or purchase of assets which either (a) is disclosed in filings by the Corporation available on SEDAR+ or EDGAR or otherwise in writing to the Agents; or (b) involves an immaterial amount of Shares being issued, (iii) issuance or sale of Shares upon conversion of securities or the exercise of warrants, options or other rights then in effect or outstanding which either (a) is disclosed in filings by the Corporation available on SEDAR+ or EDGAR or otherwise in writing to the Agents; or (b) involves an immaterial amount of Shares being issued, or (iv) issuance or sale of Shares pursuant to any dividend reinvestment and stock purchase plan that the Corporation has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Agents in advance. If the Corporation notifies the Agents under this Section 8(y) of a proposed sale of Shares or Share equivalents, the Agents may suspend any offers and sales of Shares under this Agreement for a period of time deemed appropriate by the Agents.

(z)	Insurance. During the term of this Agreement, each of the Corporation and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as such entity reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(aa)	Compliance with Laws. During the term of this Agreement, the Corporation and each of the Subsidiaries shall maintain, or cause to be maintained, all material permits, licences and other authorizations required by federal, provincial, territorial, state and local law in order to conduct their businesses as described in the Registration Statement and the Prospectuses, and the Corporation and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in compliance with such permits, licences and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licences and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(bb)	Securities Act and Exchange Act. During the term of this Agreement, the Corporation will use its commercially reasonable efforts to comply with all requirements imposed upon it by Canadian Securities Laws, the Securities Act, the Exchange Act, the Rules and Regulations, the TSX and Nasdaq as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectuses.

9.	Additional Representations and Covenants of the Corporation

(a)	Issuer Free Writing Prospectuses.

(i)	The Corporation represents that it has not made, and covenants that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus required to be filed by it with the SEC or retained by the Corporation under Rule 433; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by the Agents. The Corporation agrees that it will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including not making use of any Issuer Free Writing Prospectuses unless eligible to do so, and including the timely filing with the SEC or retention where required and legending.

(ii)	The Corporation agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses. In addition, no Issuer Free Writing Prospectus, if any, together with the Prospectuses, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Corporation by the Agents expressly stating that such information is intended for use therein, it being understood and agreed that the only information furnished by any Agent consists of the information described as such in Section 11(a) hereof.

(iii)	The Corporation agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Corporation will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Corporation by the Agents expressly stating that such information is intended for use therein, it being understood and agreed that the only information furnished by any Agent consists of the information described as such in Section 11(a) hereof.

(b)	Non-Issuer Free Writing Prospectus. The Corporation consents to the use by the Agents, at any time that the Corporation is eligible to do so, of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only information describing the terms of the Shares or the Offering, or information permitted under Rule 134 under the Securities Act; provided that the Agents covenant with the Corporation not to take any action that would result in the Corporation being required to file with the SEC under Rule 433(d) a free writing prospectus prepared by or on behalf of the Agents that otherwise would not be required to be filed by the Corporation thereunder, but for the action of the Agents.

(c)	Distribution of Offering Materials. The Corporation and the Agents have not distributed and will not distribute, during the term of this Agreement, any “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectuses, the Disclosure Package or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and included in a Placement Notice (as described in clause (a)(i) above), provided that the Agents covenant with the Corporation not to take any action that would result in the Corporation being required to file with the Canadian Qualifying Authorities any “marketing materials” that otherwise would not be required to be filed by the Corporation, but for the action of the Agents.

10.	Conditions to the Agents’ Obligations

The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Corporation herein, to the due performance by the Corporation of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)	Canadian Prospectus Supplement. The Canadian Prospectus Supplement shall have been filed with the Canadian Qualifying Authorities under the Canadian Shelf Procedures and in accordance with this Agreement, all requests for additional information on the part of the Canadian Qualifying Authorities shall have been complied with to the reasonable satisfaction of the Agents and the Agents’ counsel.

(b)	U.S. Prospectus; Registration Statement Effective. The U.S. Prospectus, and any supplement thereto, required by Rule 424 to be filed with the SEC shall have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Placement Shares; any material required to be filed by the Corporation pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433. The Registration Statement shall remain effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Agents and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(c)	No Material Notices; Other Events. None of the following events shall have occurred and be continuing: (i) receipt by the Corporation of any request for additional information from the SEC, the Canadian Qualifying Authorities or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectuses, the response to which would require any amendments or supplements to the Registration Statement or the Prospectuses; (ii) the issuance by the SEC, the Canadian Qualifying Authorities or any other federal or state or foreign or other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectuses or the initiation of any proceedings for that purpose; (iii) receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectuses or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of each Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Corporation’s reasonable determination that a post-effective amendment to the Registration Statement or Prospectuses would be appropriate; (vi) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States or Canada (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States or Canada could be reasonably expected to make it, in the sole judgement of the Agents, impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectuses or to enforce contracts for the sale of securities; or (vii) the declaration of a banking moratorium by any Governmental Authority or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could be reasonably expected to make it, in the sole judgement of the Agents, impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectuses.

(d)	Material Changes. Except as contemplated and appropriately disclosed in the Prospectuses, or disclosed in the Corporation’s reports filed with the SEC and Canadian Qualifying Authorities, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized share capital of the Corporation, or any development that causes or could reasonably be expected to cause a Material Adverse Effect (financial or otherwise), the effect of which, in the sole judgment of the Agents (without relieving the Corporation of any obligation or liability it may otherwise have), acting reasonably, is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectuses.

(e)	Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 8(n) on or before the date on which delivery of such certificate is required pursuant to Section 8(n).

(f)	Legal Opinions. The Agents shall have received the opinions of counsel to be delivered pursuant to Section 8(o) on or before the date on which such delivery of such opinions are required pursuant to Section 8(o). In addition, on such dates that the opinions required by Section 8(o) are delivered, the Agents shall have also received (i) the opinion and negative assurance letter of Torys LLP, U.S. counsel to the Agents, with respect to the issuance and sale of the Placement Shares in the United States, the Registration Statement, the Disclosure Package, the U.S. Prospectus and other related matters as the Agents may reasonably require, and (ii) the opinion of Torys LLP, Canadian counsel for the Agents, with respect to the issuance and sale of the Placement Shares in Ontario, the Canadian Prospectus and other related matters as the Agents may reasonably require, it being understood that counsel for the Agents may rely on the opinions of counsel for the Corporation and that counsel for the Agents and counsel for the Corporation may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations.

(g)	Comfort Letters. The Agents shall have received the Auditor Comfort Letter(s) required to be delivered pursuant to Section 8(p) on or before the date on which the delivery of such letter is required pursuant to Section 8(p).

(h)	Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on Nasdaq and the TSX, or (ii) (1) the Corporation shall have filed an application for listing of the Placement Shares on the TSX at or prior to the issuance of the Placement Notice and (2) the Corporation shall have notified Nasdaq of the offering of the Placement Shares and Nasdaq shall have raised no objections at or prior to the issuance of the Placement Notice. Trading in the Shares shall not have been suspended or delisted from either the TSX or Nasdaq.

(i)	CFO Certificate. The Agents shall have received the CFO Certificate required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such certificate is required pursuant to Section 8(q).

(j)	Other Materials. On each date on which the Corporation is required to deliver a certificate pursuant to Section 8(n), the Corporation shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request.

(k)	FINRA. If a filing with FINRA is required, FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements for the Agents’ compensation under this Agreement.

11.	Indemnification and Contribution

(a)	The Corporation agrees to indemnify and hold harmless each Agent, and each of their respective officers, employees, and agents, and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Agent Indemnified Parties”), and each affiliate of any Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses (other than loss of profits), claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending, settling and/or satisfying a judgement in any such action or claim) caused by or based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any Issuer Free Writing Prospectus, the U.S. Prospectus or any amendment thereto, the Canadian Prospectus or any amendment thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or any misrepresentation within the meaning of Canadian Securities Laws contained therein, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Agent furnished to the Corporation in writing by such Agent expressly for use therein (it being understood and agreed that information in the tenth and eleventh paragraphs under the heading “Plan of Distribution” in the U.S. Prospectus Supplement and the corresponding paragraphs in the Canadian Prospectus Supplement and the names of the Agents set forth on the cover constitutes the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectuses or any Issuer Free Writing Prospectus); and

(ii)	any order made or any inquiry, investigation (whether formal or informal) or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon the circumstances described in subsection (i) above (for greater certainty, excluding any order, inquiry, investigation or proceeding based solely on the activities of the Agent), which operates to prevent or restrict the trading in or the distribution of the Placement Shares or any of them in any of the provinces and territories of Canada or in the United States, except that if and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable determines that the loss, claim, damage or liability resulted from the gross negligence, fraud or wilful misconduct of the Agent Indemnified Party claiming indemnity, such Agent Indemnified Party will promptly reimburse the Corporation any funds advanced to the Agent Indemnified Party in respect of such loss, claim, damage or liability and the indemnity provided for in this Section 11(a) shall cease to apply to such Agent Indemnified Party in respect of such loss, claim, damage or liability.

(b)	Each Agent agrees to indemnify and hold harmless the Corporation, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Corporation Indemnified Parties”) from and against any and all losses (other than loss of profits), claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, settling and/or satisfying a judgment in any such action or claim) caused by or based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereto, any Issuer Free Writing Prospectus, the U.S. Prospectus or any amendment thereto, the Canadian Prospectus or any amendment thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or any misrepresentation within the meaning of Canadian Securities Laws contained therein, but only with reference to the information relating to any Agent furnished to the Corporation in writing by such Agent expressly for use therein (it being understood and agreed that the only information furnished by any Agent consists of the information described as such in Section 11(a) hereof).

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving an Agent Indemnified Party in respect of which indemnity may be sought pursuant to Section 11(a) or a Corporation Indemnified Party in respect of which indemnity may be sought pursuant to Section 11(b), such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for any Agent Indemnified Party and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Corporation Indemnified Parties. In the case of any such separate firm for the Canadian Agent and such officers, employees and agents, and such control persons and affiliates of any Agent, such firm shall be designated in writing by the Canadian Agent. In the case of any such separate firm for the U.S. Agent and such officers, employees and agents, and such control persons and affiliates of any Agent, such firm shall be designated in writing by the U.S. Agent. In the case of any such separate firm for the Corporation Indemnified Parties, such firm shall be designated in writing by the Corporation. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)	To the extent the indemnification provided for in Section 11(a) or Section 11(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Corporation or the Agents, as applicable, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Corporation or the Agents, as applicable on the one hand and the Indemnified Party or parties on the other hand from the distribution of the Placement Shares or (2) if the allocation provided in Section 11(d)(1) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11(d)(1) but also the relative fault of the Corporation or the Agents, as applicable, on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Agents on the other hand in connection with the distribution of the Placement Shares shall be deemed to be in the same respective proportions as the Net Proceeds from the distribution of the Placement Shares received by the Corporation and the total Placement Fees received by the Agents. The relative fault of the Corporation on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Corporation and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending, settling and/or satisfying any such action or claim. Notwithstanding the provisions of this Section 11, no Agent shall be required to contribute any amount in excess of the Placement Fees or any portion thereof actually received by such Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f)	The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Agent, and any of their respective officers, employees or agents, any person controlling any Agent, or any affiliate of any Agent, or by or on behalf of the Corporation, its officers or directors or any person controlling the Corporation and (3) acceptance of and payment for any of the Placement Shares.

(g)	The Indemnifying Party hereby acknowledges and agrees that, with respect to this Section 11, the Agents are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective affiliates, directors, officers, employees and agents (collectively, the “Beneficiaries”). In this regard, each of the Agents will act as trustee for the Beneficiaries of the covenants of the Indemnifying Party under this Section 11 with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

12.	Representations and Agreements to Survive Delivery

All representations and warranties of the Corporation herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect, as of their respective dates, regardless of any investigation made by or on behalf of the Agents, or the Corporation (or any of their respective officers, directors or controlling persons), and shall survive following termination of this Agreement pursuant to Section 13.

13.	Termination

(a)	The Corporation shall have the right to terminate this Agreement in its sole discretion at any time by giving written notice to the Agents as hereinafter specified. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 8(h), Section 11, Section 12, Section 13(e), Section 15, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(b)	The Agents shall have the right to terminate its obligations under this Agreement in their sole discretion at any time after the date of this Agreement by giving written notice to the Corporation as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(h), Section 11, Section 12, Section 13(e), Section 15, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c)	Unless previously terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earliest of (i) July 5, 2026, (ii) the date on which the issuance and sale of all the Placement Shares through the Agents on the terms and subject to the conditions set forth herein has been completed, and (iii) the date on which notice from the OSC or the SEC that the Canadian Base Prospectus and/or Registration Statement has ceased to be effective in accordance with Canadian Securities Laws, the Securities Act or the Exchange Act, as the case may be, has been received by the Corporation; provided that any such termination shall in all cases be deemed to provide that Section 8(h), Section 11, Section 12, Section 13(e), Section 15, Section 18, Section 19 and Section 20 shall remain in full force and effect.

(d)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), 13(b), 13(c) or otherwise by mutual agreement of the parties; provided that any such termination shall in all cases be deemed to provide that Section 8(h), Section 11, Section 12, Section 13(e), Section 15, Section 18, Section 19 and Section 20 shall remain in full force and effect.

(e)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Corporation, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)	In the event that the Corporation terminates this Agreement, as permitted under Section 13(a), the Corporation shall be under no continuing obligation, either pursuant to this Agreement or otherwise to utilize the services of the Agents in connection with any sale of securities of the Corporation or to pay any compensation to the Agents other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Corporation shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to the Agents.

14.	Notices

Except as expressly set out herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing (including by electronic means) and if sent to the Agents, shall be delivered to:

BMO Capital Markets Corp.
151 W42nd Street

New York, NY 10036

Attention: Equity Syndicate Department

                    With a copy to the Legal Department

-and-

BMO Nesbitt Burns Inc.
First Canadian Place, 4th Floor
100 King Street West
Toronto, ON M5X 1H3

Attention:     Andrew Warkentin
Email:             [***]

With a copy (which shall not constitute notice) to:

Torys LLP
79 Wellington Street West, Suite 3000
Toronto, ON M5K 1N2

Attention:     Robbie Leibel / Christopher Bornhorst
Email:            rleibel@torys.com / cbornhorst@torys.com

or if sent to the Corporation, shall be delivered to:

Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, ON K7A 0A8

Attention:     Judy Hong
Email:             [***]

With a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP
Bay Adelaide Centre – North Tower
40 Temperance St., Suite 3200
Toronto, ON M5H 0B4

Attention:    Jonathan Sherman
Email:           jsherman@cassels.com

-and-

Paul Hastings LLP
200 Park Avenue
New York, NY 10166

Attention:    Yariv Katz
Email:           yarivkatz@paulhastings.com

Each party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 5:00 p.m., Eastern time, on a Business Day or, if such day is not a Business Day (or if delivered after 5:00 p.m. Eastern Time on a Business Day), on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply.

15.	Consent to Jurisdiction

The Corporation irrevocably (i) agrees that any legal suit, action or proceeding against the Corporation brought by any Agent or by any person who controls any Agent arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any court in the Province of Ontario, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. To the extent that the Corporation has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

16.	Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the Corporation and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

17.	Adjustments for Stock Splits

The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

18.	Entire Agreement; Amendment; Severability

This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof; provided that this Agreement shall not supersede the Equity Distribution Agreement, dated June 6, 2024, by and among the Company and the Agents, which is understood and agreed to relate to a separate offering from the Offering contemplated hereby.

Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Corporation and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

19.	Applicable Law

This Agreement and any claim, controversy or dispute relative to or arising out of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

20.	Waiver of Jury Trial

The Corporation and the Agents hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

21.	Absence of Fiduciary Duties

The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that the Agents have not been engaged by the Corporation to provide, and have not provided, financial advisory services in connection with the terms of the Offering nor have the Agents assumed at any time a fiduciary relationship to the Corporation in connection with such Offering. The Corporation hereby waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees the Agents shall have no liability (whether direct or indirect) to the Corporation in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Corporation, including shareholders, employees or creditors of the Corporation.

22.	Judgment Currency

The Corporation agrees to indemnify the U.S. Agent, its directors, officers, affiliates and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the U.S. Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. If the United States dollars so purchased are greater than the sum originally due to the indemnified person hereunder, the U.S. Agent agrees to promptly pay to the Corporation an amount equal to the excess of the United States dollars purchased over the sum originally due to such indemnified person hereunder. The foregoing indemnity shall constitute a separate and independent obligation of the Corporation and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23.	Compliance with USA Patriot Act

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Corporation, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

24.	Definitions

As used in this Agreement, the following terms have the respective meanings set forth below:

(a)	“Agents” has the meaning given thereto on Page 1 hereof;

(b)	“Agent Indemnified Parties” has the meaning given thereto in Section 11(a)hereof;

(c)	“Agreement” has the meaning given thereto on Page 1 hereof;

(d)	“Amendment Date” has the meaning given thereto in Section 8(a) hereof;

(e)	“Applicable Time” means, with respect to any Placement Shares, the time of sale of such Placement Shares pursuant to this Agreement;

(f)	“Auditor Comfort Letters” has the meaning given thereto in Section 8(p) hereof;

(g)	“Authorizations” has the meaning given thereto in Section 7(zz)hereof;

(h)	“Authorized Representative” has the meaning given thereto in Section 2(a) hereof;

(i)	“Base Prospectuses” means, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus;

(j)	“Beneficiaries” has the meaning given thereto in Section 11(g) hereof;

(k)	“Business Day” means any day on which Nasdaq and TSX are open for business;

(l)	“Canadian Agent” has the meaning given thereto on Page 1 hereof;

(m)	“Canadian Base Prospectus” has the meaning given thereto in Section 6(a)hereof;

(n)	“Canadian Marketplace” has the meaning given thereto in Section 3(a)hereof;

(o)	“Canadian Preliminary Base Prospectus” means the preliminary short form base shelf prospectus of the Corporation dated May 14, 2024 and filed with the Canadian Qualifying Authorities;

(p)	“Canadian Prospectus” means the Canadian Prospectus Supplement (and any additional Canadian prospectus supplement prepared in accordance with the provisions of this Agreement and filed with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws) together with the Canadian Base Prospectus;

(q)	“Canadian Prospectus Supplement” has the meaning given thereto in Section 6(a)hereof;

(r)	“Canadian Qualifying Authorities” means the securities regulatory authorities in the Canadian Qualifying Jurisdictions;

(s)	“Canadian Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(t)	“Canadian Securities Laws” means securities laws and the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Qualifying Authorities in each of the Canadian Qualifying Jurisdictions as modified by the French Translation Exemption;

(u)	“Canadian Shelf Procedures” means NI 44-101 and NI 44-102;

(v)	“Cannabis Act” means the Cannabis Act S.C. 2018, c. 16;

(w)	“Canopy USA” means Canopy USA, LLC;

(x)	“Canopy USA Structure” has the meaning given thereto in Section 7(bb)hereof;

(y)	“CFO Certificate” has the meaning given thereto in Section 8(q) hereof;

(z)	“CFPOA” has the meaning given thereto in Section 7(w) hereof;

(aa)	“Code” has the meaning given thereto in Section 7(ccc) hereof;

(bb)	“Consents” has the meaning given thereto in Section 7(e) hereof;

(cc)	“Corporation” has the meaning given thereto on Page 1 hereof;

(dd)	“Corporation Financial Information” has the meaning given thereto in Section 7(l) hereof;

(ee)	“Corporation Indemnified Parties” has the meaning given thereto in Section 11(b) hereof;

(ff)	“Current Report” has the meaning given thereto in Section 8(g) thereof;

(gg)	“Designated News Release” has the meaning given thereto in Section 6(a) hereof;

(hh)	“Disclosure Package” has the meaning given thereto in Section 7(b) hereof;

(ii)	“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System;

(jj)	“Earnings Announcement” has the meaning given thereto in Section 8(g)hereof;

(kk)	“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective;

(ll)	“Environmental Law” has the meaning given thereto in Section 7(hhh) hereof;

(mm)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations thereunder;

(nn)	“Exchangeable Shares” means the non-voting and non-participating exchangeable shares of the Corporation;

(oo)	“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

(pp)	“FCPA” has the meaning given thereto in Section 7(w) hereof;

(qq)	“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the Controlled Substances Act, 21 U.S.C. Ch. 13 (including, but not limited to, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing;

(rr)	“FINRA” means the Financial Industry Regulatory Authority in the United States;

(ss)	“French Translation Exemption” means the exemption relief decision dated May 6, 2024 obtained by the Corporation from the Autorité des marchés financiers;

(tt)	“Governmental Authorities” has the meaning given thereto in Section 7(e) hereof;

(uu)	“Hazardous Substances” has the meaning given thereto in Section 7(hhh) hereof;

(vv)	“Health Canada” has the meaning given thereto in Section 7(e) hereof;

(ww)	“Immaterial Subsidiary” has the meaning given thereto in Section 7(d) hereof;

(xx)	“Initial Registration Statement” has the meaning given thereto in Section 6(b) hereof;

(yy)	“Indemnified Party” and “Indemnifying Party” each has the meaning given thereto in Section 11(b) hereof;

(zz)	“Initial Auditor Comfort Letters” has the meaning given thereto in Section 8(p) hereof;

(aaa)	“Intellectual Property” has the meaning given thereto in Section 7(eee)hereof;

(bbb)	“Investment Entities” means Canopy USA, Canopy USA I Limited Partnership, Canopy USA II Limited Partnership and Canopy USA III Limited Partnership;

(ccc)	“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433;

(ddd)	“IT Systems” has the meaning given thereto in Section 7(eee) hereof;

(eee)	“judgement currency” has the meaning given thereto in Section 22hereof;

(fff)	“Lien” has the meaning given thereto in Section 7(d) hereof;

(ggg)	“Material Adverse Effect” has the meaning given thereto in Section 7(d) hereof;

(hhh)	“material change” has the meaning given thereto under Canadian Securities Laws;

(iii)	“material fact” has the meaning given thereto under Canadian Securities Laws;

(jjj)	“Material Subsidiary” has the meaning given thereto in Section 7(d) hereof;

(kkk)	“Money Laundering Laws” has the meaning given thereto in Section 7(x) hereof;

(lll)	“Nasdaq” means the Nasdaq Global Select Market;

(mmm)	“Net Proceeds” has the meaning given thereto in Section 5(a) hereof;

(nnn)	“NI 21-101” means National Instrument 21-101 — Marketplace Operation;

(ooo)	“NI 33-105” means National Instrument 33-105 — Underwriting Conflicts;

(ppp)	“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions;

(qqq)	“NI 44-102” means National Instrument 44-102 — Shelf Distributions;

(rrr)	“NI 51-102” means National Instrument 51-102 — Continuous Disclosure Obligations;

(sss)	“Offering” has the meaning given thereto in Section 1(a)hereof;

(ttt)	“Personal Data” has the meaning given thereto in Section 7(eee) hereof;

(uuu)	“PFIC” has the meaning given thereto in Section 7(ccc);

(vvv)	“Placement” has the meaning given thereto in Section 2(a) hereof;

(www)	“Placement Fee” has the meaning given thereto in Section 2(b) hereof;

(xxx)	“Placement Notice” has the meaning given thereto in Section 2(a) hereof;

(yyy)	“Placement Shares” has the meaning given thereto in Section 2(a) hereof;

(zzz)	“Privacy Requirements” has the meaning given thereto in Section 7(eee) hereof;

(aaaa)	“Prospectus Delivery Period” has the meaning given thereto in Section 7(a)(ii) hereof;

(bbbb)	“Prospectus Supplements” means, collectively, the Canadian Prospectus Supplement and the U.S. Prospectus Supplement;

(cccc)	“Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus;

(dddd)	“Public Record” means all documents incorporated by reference in the Canadian Prospectus and all information filed by or on behalf of the Corporation with the Canadian Qualifying Authorities after December 31, 2024, in compliance, or intended compliance, with Canadian Securities Laws;

(eeee)	“Receipt” has the meaning given thereto in Section 6(a)hereof;

(ffff)	“Registration Statement” means the Initial Registration Statement as referred to in Section 6, including exhibits and financial statements and any prospectus supplement relating to the Shelf Securities that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended;

(gggg)	“Related Entity” means Grow House JA Limited;

(hhhh)	“Relevant Security” has the meaning given thereto in Section 7(gg) hereof;

(iiii)	“Representation Date” has the meaning given thereto in Section 8(n) hereof;

(jjjj)	“Reviewing Authority” has the meaning given thereto in Section 6(a)hereof;

(kkkk)	“Rule 134”, “Rule 158,”, “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401”, “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act;

(llll)	“Rules and Regulations” has the meaning given thereto in Section 6(b)hereof;

(mmmm)	“Sanctioned Territory” has the meaning given thereto in Section 7(y)(i) hereof;

(nnnn)	“Sanctions” has the meaning given thereto in Section 7(y)(i) hereof;

(oooo)	“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended;

(pppp)	“SEC” means the United States Securities and Exchange Commission;

(qqqq)	“Securities Act” means the United Stated Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

(rrrr)	“SEDAR+” means the System for Electronic Document Analysis and Retrieval +;

(ssss)	“Settlement Date” has the meaning given thereto in Section 5(a) hereof;

(tttt)	“Shares” has the meaning given thereto in Section 1 hereof;

(uuuu)	“Shelf Securities” has the meaning given thereto in Section 6(a)hereof;

(vvvv)	“Specified Person” has the meaning given thereto in Section 7(y)(i) hereof;

(wwww)	“Staff Notice” has the meaning given thereto in Section 7(bb) hereof;

(xxxx)	“Stock Plan” has the meaning given thereto in Section 7(nnn)hereof;

(yyyy)	“Subsidiaries” means the Material Subsidiaries and the Immaterial Subsidiaries but excludes, for greater certainty, the Investment Entities;

(zzzz)	“Trading Day” means any day on which either Nasdaq or the TSX are open for trading;

(aaaaa)	“TSX” means the Toronto Stock Exchange;

(bbbbb)	“United States Marketplace” has the meaning given thereto in Section 3(a)hereof;

(ccccc)	“U.S. Agent” has the meaning given thereto on Page 1 hereof;

(ddddd)	“U.S. Base Prospectus” has the meaning given thereto in Section 6(b) hereof;

(eeeee)	“U.S. GAAP” has the meaning given thereto in Section 7(l) hereof;

(fffff)	“U.S. Prospectus” means the U.S. Base Prospectus, as supplemented by the U.S. Prospectus Supplement;

(ggggg)	“U.S. Prospectus Supplement” means the most recent U.S. prospectus supplement to the U.S. Base Prospectus relating to the Placement Shares that was filed pursuant to Rule 424(b); and

(hhhhh)	“U.S. Securities Laws” means collectively, Sarbanes-Oxley, the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of Nasdaq.

25.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, email (including pdf or any electronic signature complying with applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Yours very truly,

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Name: Judy Hong Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP.		BMO NESBITT BURNS INC.

By:	/s/ Eric Benedict	By:	/s/ Andrew Warkentin
	Name: Eric Benedict Title: Co-Head of Global Equity Capital Markets		Name: Andrew Warkentin Title: Managing Director, Diversified Industries

Schedule 1

The Authorized Representatives of the Corporation are as follows:

Name and Office/Title	E-mail Address	Telephone Number
Luc Mongeau/Chief Executive Officer	[***]	[***]
Judy Hong/Chief Financial Officer	[***]	[***]
Christelle Gedeon/Chief Legal Officer	[***]	[***]

The Authorized Representatives of BMO Capital Markets Corp. are as follows:

Name and Office/Title	E-mail Address	Telephone Number
Eric Benedict/Co-Head of Global Equity and Capital Markets	[***]	[***]

The Authorized Representatives of BMO Nesbitt Burns Inc. are as follows:

Name and Office/Title	E-mail Address	Telephone Number
Andrew Warkentin/Managing Director, Diversified Industries	[***]	[***]

Exhibit A
OFFICER’S CERTIFICATE

To:	BMO Capital Markets Corp. and BMO Nesbitt Burns Inc. (together, the “Agents”)

Re:	Equity Distribution Agreement dated February 28, 2025 (the “Distribution Agreement”) between Canopy Growth Corporation (the “Corporation”) and the Agents

Date:	[■], 202[■]

I, [name of executive officer], the [title of executive officer] of the Corporation, do hereby certify in such capacity and not in my personal capacity, on behalf of the Corporation pursuant to Section 8(n) of the Distribution Agreement, and without personal liability, that, to the best of my knowledge:

(i)	Except as set forth in the Registration Statement, the Prospectuses and the Disclosure Package, the representations and warranties of the Corporation in Section 7 of the Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)	The Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed thereto in the Distribution Agreement.

Date	By:
Name Title:

Exhibit B
MATTERS TO BE COVERED BY
INITIAL OPINION OF CORPORATION’S CANADIAN COUNSEL

Exhibit C

CFO CERTIFICATE

Canopy Growth Corporation

Chief Financial Officer’s Certificate

Exhibit D

MATERIAL SUBSIDIARIES

Exhibit E

IMMATERIAL SUBSIDIAIRES